UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 25, 2018

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).

Emerging growth company             ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                          ☐

EXPLANATORY NOTE

Stein Mart, Inc. (the “Company”) is filing this Amendment No. 2 to the Company’s Current Report on Form 8-K filed on October 1, 2018, as amended by Amendment No. 1 to the Company’s Current Report on Form 8-K/A filed on February 7, 2019 (as so amended, the “Original Report”) to correct the effective date of the retirement of Gregory W. Kleffner as provided in Item 5.02 therein. All other information in the Original Report remains unchanged.

ITEM 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As previously described in the Original Report, Gregory W. Kleffner shared his plans to retire from the Company and entered into a Consulting Agreement (the “Agreement”) to provide consulting services to the Company after his retirement. The Original Report incorrectly reported that Mr. Kleffner’s retirement was effective January 31, 2019. Mr. Kleffner’s retirement was actually effective February 4, 2019. A revised copy of the Agreement is attached as Exhibit 10.1.

The preceding summary of the material terms of the Agreement is qualified in its entirety by the full text of such Agreement, which is filed herewith as Exhibit 10.1. In the event of any discrepancy between the preceding summary and the text of the Agreement, the text of the Agreement shall control.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1 Consulting Agreement, dated as of February 1, 2019, between Stein Mart, Inc. and Gregory W. Kleffner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC. (Registrant)

Date: April 24, 2019	By:	/s/ D. Hunt Hawkins
D. Hunt Hawkins
Chief Executive Officer